Exhibit 99.1


AmeriCredit Reports First Quarter Operating Results
Tuesday October 15, 6:12 pm ET

FORT WORTH, Texas--(BUSINESS WIRE)--Oct. 15, 2002--AmeriCredit Corp. (NYSE:ACF -
News): --- ----

     o    1st Quarter Earnings Per Share $0.81
     o    1st Quarter Net Income $70.2 Million
     o    Quarterly Loan Originations $2.4 Billion

AmeriCredit Corp. (NYSE:ACF - News) today announced net income of $70.2 million, or $0.81 per share, for its first fiscal quarter ended September 30, 2002, versus earnings of $78.7 million, or $0.88 per share, for the same period a year earlier.

Automobile loan purchases were $2.42 billion for the first quarter of fiscal 2003, an increase of 19% over loan purchases of $2.04 billion for the first quarter of fiscal 2002. AmeriCredit's managed auto receivables totaled $15.7 billion at September 30, 2002.

Annualized net charge-offs were 5.3% of average managed auto receivables for the first quarter of fiscal 2003. This compares to net charge-offs of 5.2% last quarter and 3.8% for the first quarter of fiscal 2002. Managed auto receivables more than sixty days delinquent were 3.5% of total managed auto receivables at September 30, 2002, compared to 3.1% at September 30, 2001.

"We have taken important steps to improve AmeriCredit's financial flexibility and to enhance our financial transparency," said AmeriCredit Chief Executive Officer Michael R. Barrington. "We successfully raised equity, slowed growth and managed expenses this quarter, all of which help position AmeriCredit for stronger long-term performance. And we are moving to on-balance sheet financing beginning with the December quarter to make it easier for all our stakeholders to understand our business."

Regulation FD

AmeriCredit   provides   information   to   investors   on  its   Web   site  at
www.americredit.com including press releases, conference calls, SEC filings and other financial data.

Starting in the December quarter AmeriCredit will structure its future securitization transactions as secured financings, which do not require the recognition of a gain-on-sale. Accordingly, net earnings will be recognized over the life of the receivables as finance charge and fee income, less related funding costs and a provision for losses. Since the Company's earnings base under the new income recognition model will consist of unsecuritized receivables as of September 30, 2002 ($2.2 billion) plus future originations, net income for the forecasted periods discussed below is expected to be substantially lower than comparable period historical results.

Pursuant to Regulation FD, the Company provides its expectations regarding future business trends to the public via a press release or 8-K filing. Based on current business trends; expected earnings are as follows:

                  3 mos. ending     12 mos. ending   12 mos. ending
($ millions)      12/31/02          6/30/03          12/31/03
                  -------------     --------------   -------------
Net income        $(5) - (10)       $80 - 90         $160 - 170

AmeriCredit will host a conference call for analysts and investors at 9:00 A.M. Eastern Daylight Time on Wednesday, October 16, 2002. For a live Internet broadcast of this conference call, please go to the Company's Web site to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

AmeriCredit Corp. is the largest independent middle-market auto finance company in North America. Using its branch network and strategic alliances with auto groups and banks, the company purchases installment contracts made by auto dealers to consumers who are typically unable to obtain financing from traditional sources. AmeriCredit has more than one million customers throughout the United States and Canada and more than $15 billion in managed auto receivables. The company was founded in 1992 and is headquartered in Fort Worth, Texas. For more information, visit www.americredit.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties detailed from time to time in the Company's filings and reports with the Securities and Exchange Commission including the Company's annual report on Form 10-K for the period ended June 30, 2002. Such risks include - but are not limited to - deteriorating economic environment, adverse portfolio performance, reliance on capital markets, fluctuating interest rates, increased competition, regulatory changes and tightening labor markets. These forward-looking statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially.

AmeriCredit Corp.
Consolidated Income Statements
(Unaudited, Dollars in Thousands, Except Per Share Amounts)

                                          Three Months Ended
                                           September 30,
                                     -------------------------
                                        2002         2001
                                     -----------    ----------
Revenue:
  Finance charge income               $90,629      $96,797
  Gain on sale of receivables         132,084       92,930
  Servicing fee income                108,075       85,235
  Other income                          5,020        2,873
                                   ----------- -----------
                                      335,808      277,835
                                   ----------- -----------
Costs and expenses:
  Operating expenses                  115,826       99,376
  Provision for loan losses            65,784       14,842
  Interest expense                     40,019       35,590
                                   ----------- -----------
                                      221,629      149,808
                                   ----------- -----------
  Income before income taxes          114,179      128,027
  Income tax provision                 43,959       49,290
                                   ----------- -----------
  Net income                          $70,220      $78,737
                                      =======      =======

Earnings per share:
  Basic                                 $0.82        $0.94
                                        =====        =====

  Diluted                               $0.81        $0.88

Weighted average shares                85,839,717      83,888,338
                                       ==========      ==========

Weighted average shares and
 assumed incremental shares        87,063,187          89,836,898
                                   ==============      ==========


Condensed Consolidated Balance Sheets
(Unaudited, Dollars in Thousands)

                                             Sept. 30,       June 30,         Sept. 30,
                                              2002             2002             2001
                                            ----------      ----------       ---------

Cash and cash equivalents                      $97,059        $119,445         $92,110
Finance receivables, net                     2,041,316       2,198,391       2,207,270
Interest-only receivables from
 Trusts                                        556,285         514,497         376,291
Investments in Trust receivables               742,464         691,065         514,852
Restricted cash                                386,499         343,570         353,674
Restricted cash - medium term notes
                                               198,468          27,759          30,857
Other assets                                   345,011         330,204         288,813
                                            ----------      ----------      ----------
Total assets
                                            $4,367,102      $4,224,931      $3,863,867
                                            ==========      ==========      ==========

Borrowings under warehouse lines            $1,820,409      $1,751,974      $1,755,121
Senior notes                                   381,676         418,074         375,000
Other notes payable                             64,534          66,811         104,201
Other liabilities                              599,642         555,756         496,697
                                            ----------      ----------      ----------
Total liabilities                            2,866,261       2,792,615       2,731,019
Shareholders' equity                         1,500,841       1,432,316       1,132,848
                                            ----------      ----------      ----------
Total liabilities and shareholders'
    equity                                  $4,367,102      $4,224,931      $3,863,867
                                            ==========      ==========      ==========



Cash Flow Data
(Unaudited, Dollars in Thousands)                           Three Months Ended
                                                               September 30,
                                                        ---------------------------
                                                           2002            2001
                                                        ---------         ---------

Cash flows from operating activities:
  Net income                                              $70,220         $78,737

Adjustments   to  reconcile  net  income  to  net  cash  provided  by  operating activities:
                                                           11,153           8,313
  Depreciation and amortization

  Provision for loan losses                                65,784          14,842
  Deferred income taxes                                     2,150          41,591
  Accretion of present value discount and
     other                                               (25,185)        (27,842)
  Non-cash gain on sale of receivables                  (124,831)        (89,678)
  Other                                                     6,029

Distributions from Trusts                                  63,262          70,733
Change in assets and liabilities:
  Other assets                                           (24,724)        (27,117)
  Accrued taxes and expenses                               34,877          15,914
                                                      -----------     -----------
                                                           78,735          85,493

Credit enhancement deposits                              (58,101)        (34,500)

Operating cash flow, excluding purchases,
  principal collections                               -----------     -----------
  and sales of receivables                                $20,634         $50,993
                                                      ===========     ===========

Total cash flow generated by Trusts                      $140,231         $89,419
                                                      ===========     ===========

Other Financial Data
(Unaudited, Dollars in Thousands)
                                          Sept. 30,    June 30,   Sept. 30,
                                            2002         2002        2001
                                        -----------   ----------- -----------
Loan delinquency:
  31 - 60 days                                  7.6%        7.0%        7.7%
  Greater than 60 days                           3.5         3.3         3.1
                                              ------      ------      ------
                                                11.1         1.1         1.0
  Repossessions                                  1.1         1.1         1.0
                                              ------      ------      ------
                                               12.2%       11.4%       11.8%
                                               =====       =====       =====


                                                Three Months Ended
                                                  September 30,
                                        -----------------------------
                                            2002            2001
                                        -------------   -------------
Net charge-offs:
Owned                                         $13,596           $8,263
Serviced                                      191,685           95,950
                                          -----------      -----------
                                             $205,281         $104,213
Net charge-offs as a percent
  of average managed receivables                 5.3%             3.8%
                                          ===========      ===========

Loan originations                          $2,419,084       $2,035,219
Loans sold                                  2,507,906        1,724,999
Gain on sale of loans                         132,084           92,930
Gain on sale of loans                            5.3%             5.4%
(% of loans sold)

Average owned receivables                  $1,958,487       $1,962,955
Average serviced receivables               13,339,527        8,794,923
                                          -----------      -----------
Average managed receivables               $15,298,014      $10,757,878
                                          ===========      ===========


                                                    September 30, 2002
                                        ----------------------------------------------
Auto loan portfolio:                        Owned         Serviced        Total Managed
                                        ------------    ------------     ----------------

Principal                                  $2,156,471      $13,590,732         $15,747,203
Allowance for losses                        (115,155)      (1,488,291)         (1,603,446)
                                           ----------       ----------          ----------
                                           $2,041,316      $12,102,441         $14,143,757
                                           ==========      ===========         ===========
Allowance for losses (%)                         5.3%            11.0%               10.2%
                                           ==========      ===========         ===========


Managed Basis Data(1)
(Unaudited, Dollars in Thousands)


                                             Three Months Ended
                                                September 30,
                                        -----------------------------
                                            2002            2001
                                         ----------      ----------
Finance charge, fee and other
  income                                     $686,728         $512,544
Funding costs                               (201,990)        (179,492)
                                            ---------        ---------
Net margin                                   $484,738         $333,052
                                             ========         ========


                                               Three Months Ended
                                                  September 30,
                                           ----------------------------
                                                2002          2001
                                            -----------   ------------
Finance charge, fee and other income               17.8%         18.9%
Funding costs                                      (5.2)         (6.6)
                                            -----------   ------------
Net margin as a percent of
average managed receivables                        12.6%         12.3%
                                                   =====         =====



                                                 Three Months Ended
                                                    September 30,
                                             ----------------------------
                                                 2002            2001
                                            -------------   --------------
Operating expenses                              $115,826         $99,376
Operating expenses as a percent of
   average managed receivables                      3.0%            3.7%
Tax rate                                           38.5%           38.5%



    (1) The Company evaluates the profitability of its lending activities based upon the net margin related to its managed auto loan portfolio, including owned and serviced receivables. The Company routinely securitizes its receivables and historically has recorded a gain on the sale of such receivables in the income statement. The net margin on a managed basis presented above assumes that securitized receivables have not been sold and are still on the Company's consolidated balance sheet. Accordingly, no gain on sale or servicing fee income would have been recognized. Instead, finance charges and fees would be recognized over the life of the securitized receivables as accrued and interest and other costs related to the asset-backed securities also would be recognized as incurred.


Contact:

     AmeriCredit Corp., Fort Worth
     Investor Relations
     Susan Sheffield, 817/302-7355
     or
     Jason Landkamer, 817/302-7811
     or
     Media Relations
     John Hoffmann, 817/302-7627